As filed with the Securities and Exchange Commission on December 13, 1999
                                                        Registration No. 333-
                           _____________________________

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                          ______________________________

                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                          ______________________________

                                TELULAR CORPORATION
              (Exact name of registrant as specified in its charter)

               DELAWARE                      36-3885440
     (State or other jurisdiction         (I.R.S. Employer
         of incorporation or             Identification No.)
            organization)
                          ______________________________

                            647 NORTH LAKEVIEW PARKWAY
                           VERNON HILLS, ILLINOIS  60061
    (Address, including zip code, of registrant's principal executive offices)
                          ______________________________

                                TELULAR CORPORATION
                               STOCK INCENTIVE PLAN
                               (Full title of plan)
                          ______________________________

         JEFFREY L. HERRMANN                  COPY TO:
       CHIEF FINANCIAL OFFICER         MICHAEL E. CUTLER, ESQ.
         TELULAR CORPORATION             COVINGTON & BURLING
      647 NORTH LAKEVIEW PARKWAY   1201 PENNSYLVANIA AVENUE, N.W.
    VERNON HILLS, ILLINOIS  60061      WASHINGTON, D.C. 20004
            (847) 247-9400                 (202) 662-6000

    (Name, address, including zip
     code, and telephone number,
     including area code, of agent
     for service)
                          ______________________________

                          CALCULATION OF REGISTRATION FEE

Title of
Securities                     Proposed Maximum Proposed Maximum   Amount of
To be           Amount to be   Offering Price   Aggregate Offering Registration
Registered      Registered (1) Per Share (2)    Price (2)          Fee
--------------- -------------- ---------------- ------------------ -----------
Common Stock,   1,000,000      $7.71/$9.13      $8,071,049         $2,131
par value $.01
per share

1) This Registration Statement registers the offer and sale of 1,000,000 shares of common stock, par value $.01 per share, of the registrant (the Common Stock) currently reserved for issuance under the Telular Corporation Stock Incentive Plan (the Plan). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

2) A maximum offering price of $7.71 was used to calculate the fee for 745,740 shares and was computed pursuant to Rule 457(h) based on the weighted average of the exercise prices for the options heretofore granted under the Plan relating to those shares. The proposed maximum offering price of $9.13 for the remaining 254,260 shares, for which options have not yet been granted, was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sale prices of the shares of Common Stock as reported on the Nasdaq National Market on December 7, 1999.

                        REGISTRATION OF ADDITIONAL SECURITIES

         The purpose of this Registration Statement on Form S-8 is to register an additional 1,000,000 shares of common stock, par value $.01 per share (the Common Stock), of Telular Corporation, a Delaware corporation
    (the Registrant), for issuance under the Telular Corporation Stock Incentive Plan (the Plan), and, pursuant to Rule 416, any additional shares of Common Stock that become available under the Plan in connection with stock dividends, stock splits or similar transactions affecting the Common Stock generally. Pursuant to General Instruction E of Form S-8 with respect to the registration of additional securities, the contents of the Registrant's Registration Statement on Form S-8, No. 333-02581 are incorporated herein by reference.

                                       PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, heretofore filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the Securities Act), and the Securities Exchange Act of 1934, as amended (the Exchange Act), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

             (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.

             (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

             (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

             (e) The Registrant's Current Report on Form 8-K dated October 18, 1999.

             (f) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, dated January 13, 1994, filed pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    ITEM 8.  EXHIBITS.

    EXHIBIT
    NUMBER         DESCRIPTION                   REFERENCE
    --------     ---------------------    ------------------------------
       4.1       Amendment No. 3 to       Incorporated by reference to
                 Certificate of           Exhibit 3.4 to Quarterly
                 Incorporation            Report on Form 10-Q for the
                                          quarter ended December 31, 1998

       4.2       Amendment No. 4 to       Incorporated by reference to
                 Certificate of           Exhibit 3.5 to Quarterly
                 Incorporation            Report on Form 10-Q for the
                                          quarter ended December 31, 1998

       4.3       Certificate of           Incorporated by reference to
                 Designations,            Exhibit 99.2 to Current
                 Preferences and Rights   Report on Form 8-K dated
                 of Series A Convertible  April 16, 1997
                 Preferred Stock

        5        Opinion of Covington &   Filed herewith
                 Burling

      23.1       Consent of Covington &   Included in Exhibit 5
                 Burling

      23.2       Consent of Ernst &       Filed herewith
                 Young

       24        Power of Attorney        Included on signature page

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vernon Hills, State of Illinois, on the 10th day of December, 1999.

                                           TELULAR CORPORATION
                                           (Registrant)



                                           By:  /s/Kenneth E. Millard
                                                ---------------------
                                                Kenneth E. Millard
                                                President,
                                                Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Kenneth E. Millard and Jeffrey L. Herrmann, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, other governmental authorities, the Nasdaq Stock Market, and stock exchanges, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                 TITLE                 DATE

    /s/Kenneth E. Millard      President, Chief           December 13, 1999
    -----------------------    Executive Officer and
    Kenneth E. Millard         Director
                               (principal executive
                                officer)

    /s/ Jeffrey L. Herrmann    Chief Financial            December 13, 1999
    -----------------------    Officer, Secretary and
    Jeffrey L. Herrmann        Senior Vice President
                               (principal financial
                                and accounting officer)

    /s/ Daniel D. Giacopelli   Executive Vice             December 13, 1999
    ------------------------   President,
    Daniel D. Giacopelli       Chief Technology
                               Officer and Director

    /s/ William L. DeNicolo    Chairman of the Board      December 13, 1999
    ------------------------
    William L. De Nicolo

    /s/ Mark R. Warner         Director                   December 13, 1999
    --------------------
    Mark R. Warner

    /s/ John E. Berndt         Director                   December 13, 1999
    --------------------
    John E. Berndt

    /s/ Larry J. Ford          Director                   December 13, 1999
    --------------------
    Larry J. Ford

    /s/ Richard D. Haning      Director                   December 13, 1999
    ----------------------
    Richard D. Haning

                                    EXHIBIT INDEX


     EXHIBIT
     NUMBER          DESCRIPTION                 REFERENCE
     ---------      ---------------------    -----------------------------
        4.1         Amendment No. 3 to       Incorporated by reference to
                    Certificate of           Exhibit 3.4 to Quarterly
                    Incorporation            Report on Form 10-Q for the
                                             quarter ended December 31,
                                             1998

        4.2         Amendment No. 4 to       Incorporated by reference to
                    Certificate of           Exhibit 3.5 to Quarterly
                    Incorporation            Report on Form 10-Q for the
                                             quarter ended December 31,
                                             1998

        4.3         Certificate of           Incorporated by reference to
                    Designations,            Exhibit 99.2 to Current
                    Preferences and Rights   Report on Form 8-K dated
                    of Series A Convertible  April 16, 1997
                    Preferred Stock

         5          Opinion of Covington &   Filed herewith
                    Burling

        23.1        Consent of Covington &   Included in Exhibit 5
                    Burling

        23.2        Consent of Ernst &       Filed herewith
                    Young

         24         Power of Attorney        Included on signature page